Ex-4.(b)
                                                       Reference Trust Agreement

                                                            Executed in 6 Parts
                                                           Counterpart No. (   )

                              NATIONAL EQUITY TRUST

                           LOW FIVE PORTFOLIO SERIES 53

                            REFERENCE TRUST AGREEMENT

     This Reference Trust Agreement dated July 9, 2003 among Prudential Investment Management Services LLC, as Depositor, Prudential Investments LLC, as Portfolio Supervisor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Equity Trust, Trust Indenture and Agreement" (the "Basic Agreement") dated February 2, 2000. Such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument (the "Indenture").

                                WITNESSETH THAT:


     In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     Part I.


                     STANDARD TERMS AND CONDITIONS OF TRUST


     Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

A.   Article I, entitled "Definitions," shall be amended as follows:

(i) Section 1.01-Definitions shall be amended to add the following definition at the end thereof:

     "Portfolio Supervisor" of the Trust shall have the meaning assigned to it in Part II of the Reference Trust Agreement.

B. Article III, entitled "Administration of Trust," shall be amended as follows:

(i) The third paragraph of Section 3.05-Distribution shall be amended by deleting any reference to Depositor and replacing it with Portfolio Supervisor.

(ii) Section 3.14-Deferred Sales Charge shall be amended to add the following sentences at the end thereof:

"References to Deferred Sales Charge in this Trust Indenture and Agreement shall include any Creation and Development Fee indicated in the prospectus for a Trust. The Creation and Development Fee shall be payable on each date so designated and in an amount determined as specified in the prospectus for a Trust."

C.   Article VIII, entitled "Depositor," shall be amended as follows:

(i) Section 8.07-Compensation shall be amended by deleting any reference to Depositor and replacing it with Portfolio Supervisor.

D. Article IX, entitled "Additional Covenants; Miscellaneous Provisions," shall be amended as follows:

     (i) The first sentence of Section 9.05 - Written Notice shall be amended by deleting the language "Prudential Securities Incorporated at One Seaport Plaza, New York, New York 10292" and replacing it with "Prudential Investment Management LLC at 100 Mulberry Street, Gateway Center Three, Newark, New Jersey 07102".
                                    Part II.


                      SPECIAL TERMS AND CONDITIONS OF TRUST


     The following special terms and conditions are hereby agreed to:

A.   The Trust is denominated  National Equity Trust,  Low Five Portfolio Series
     53.

B.   The Units of the Trust shall be subject to a deferred sales charge.

C. The publicly traded stocks listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in Trust under this Indenture as of the date hereof.

D.   The term "Depositor" shall mean Prudential  Investment  Management Services
     LLC.

E.   The term "Portfolio Supervisor" shall mean Prudential Investments LLC.

F. The aggregate number of Units referred to in Sections 2.03 and 9.01 of the Basic Agreement is 125,000 as of the date hereof.

G. A Unit of the Trust is hereby declared initially equal to 1/125,000th of the Trust.

H.   The term "First Settlement Date" shall mean July 15, 2003.

I. The terms "Computation Day" and "Record Date" shall mean on the tenth day of October 2003, January 2004, April 2004 and July 2004.

J. The term "Distribution Date" shall mean on the twenty-fifth day of October 2003, January 2004, April 2004 and July 2004.

K.   The term "Termination Date" shall mean August 17, 2004.

L. The Trustee's Annual Fee shall be $.90 (per 1,000 Units) for 49,999,999 and below Units outstanding, $.84 (per 1,000 Units) for 50,000,000 to 99,999,999 Units outstanding, $.78 (per 1,000 Units) for 100,000,000 to
     199,999,999 Units outstanding, and $.66 (per 1,000 Units) for Units in excess of 200,000,000 Units. In calculating the Trustee's annual fee, the fee applicable to the number of units outstanding shall apply to all units outstanding.

M. The Portfolio Supervisor's portfolio supervisory service fee shall be $.25 per 1,000 Units.

               [Signatures and acknowledgments on separate pages]

The Schedule of Portfolio Securities in Part A of the prospectus included in this Registration Statement for National Equity Trust, Low Five Portfolio Series 53 is hereby incorporated by reference herein as Schedule A hereto.

                                            PRUDENTIAL INVESTMENT MANAGEMENT
                                            SERVICES LLC,
                                            (Depositor)




                                            By /s/ Richard R. Hoffmann
                                                   Richard R. Hoffmann
                                                   Vice President






                                            PRUDENTIAL INVESTMENTS LLC
                                            (Portfolio Supervisor)





                                            By /s/ Richard R. Hoffmann
                                                   Richard R. Hoffmann
                                                   Vice President

                                                       THE BANK OF NEW YORK
                                                       Trustee


                                                   By: /s/ Brian Aarons
                                                           Brian Aarons
                                                           Title: Vice President



(SEAL)

ATTEST:


By:      /s/ Dorothy Alencastro
             Dorothy Alencastro
             Title: Assistant Vice President


STATE OF NEW YORK          )
                                            : ss.:
COUNTY OF NEW YORK         )


     I, Emanuel Lytle, Jr., a Notary Public in and for the said County in the state aforesaid, do hereby certify that Brian Aarons and Dorothy Alencastro personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be a Vice President and Assistant Vice President, respectively of The Bank of New York, appeared before me this day in person, and acknowledged that they signed, sealed with a corporate seal of The Bank of New York, and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Vice President, respectively, and as the free and voluntary act of The Bank of New York, for the uses and purposes therein set forth.

     GIVEN, under my hand and notarial seal this 9th day of July, 2003.

                                          /s/      Emanuel Lytle, Jr.
                                                   Emanuel Lytle, Jr.
                                                   Notary Public

(SEAL)